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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
General Magic, Inc.:


     We consent to incorporation by reference in the registration statement to be filed on July 26, 1999 as Post-effective Amendment No. 1 to Form S-3 (Registration No. 333-79857) of General Magic, Inc. of our report dated January 22, 1999, except as to note 17, which is as of March 30, 1999, relating to the consolidated balance sheets of General Magic, Inc. and subsidiary (a development stage enterprise) as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1998, and for the period from May 1, 1990 (inception) to December 31, 1998, which report appears in the December 31, 1998 annual report on Form 10-K of General Magic, Inc. We also consent to the reference to our firm under the heading "Experts" in the Prospectus.


/s/  KPMG LLP

Mountain View, California

July 26, 1999